ABSC NC 2006-HE4
Asset Backed Securities Portfolio Analysis

859 records
Balance: 50,344,657
LTV = 100

Selection Criteria: LTV = 100
Table of Contents
  Principal balance at Origination
  Remaining Principal Balance
  Fico Scores
  Original Term
  Remaining Term
  Property Type
  Occupancy Status
  Loan Purpose
  Original Loan to Value Ratio
  Combined Loan To Value
  Geographic Distribution By Balance
  Documentation
  Mortgage Rate
  Maximum Rate
  Gross Margin
  INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)
  PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)
  Next Rate Adjustment Date
  Original Number of Months to Expiration Of Prepayment Penalty Term
  Loan Type
  Credit Grade
  Lien Position
  DTI

1. Principal balance at Origination

Principal balance at Origination	Number Of Loans	Aggregate Original Principal Balance	% Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1 - 25,000	156	$3,180,468.00	6.31%	616	100.00%	11.066%	99.42%
25,001 - 50,000	334	11,620,752.80	23.06	628	100.00	11.421	93.83
50,001 - 75,000	136	8,336,975.00	16.54	642	100.00	11.731	91.00
75,001 - 100,000	111	9,521,530.00	18.89	664	100.00	11.471	98.30
100,001 - 125,000	59	6,681,925.00	13.26	670	100.00	11.174	96.45
125,001 - 150,000	36	4,889,188.00	9.70	666	100.00	11.094	96.94
150,001 - 175,000	15	2,440,000.00	4.84	661	100.00	11.401	93.52
175,001 - 200,000	2	375,000.00	0.74	685	100.00	10.297	100.00
200,001 - 250,000	1	207,500.00	0.41	628	100.00	10.500	100.00
250,001 - 300,000	3	840,000.00	1.67	650	100.00	9.905	100.00
300,001 - 400,000	4	1,351,900.00	2.68	664	100.00	9.699	100.00
400,001 - 500,000	2	949,000.00	1.88	694	100.00	9.421	100.00
Total:	859	$50,394,238.80	100.00%	650	100.00%	11.273%	95.65%

Mimimum Original Balance: 15,000.00
Maximum Original Balance: 495,000.00
Average Original Balance: 58,666.17

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2. Remaining Principal Balance

Remaining Principal Balance	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1 - 25,000	160	$3,276,470.82	6.51%	615	100.00%	11.118%	99.43%
25,001 - 50,000	330	11,506,682.92	22.86	628	100.00	11.409	93.78
50,001 - 75,000	136	8,329,206.54	16.54	642	100.00	11.731	91.00
75,001 - 100,000	111	9,513,711.93	18.90	664	100.00	11.471	98.30
100,001 - 125,000	59	6,675,593.27	13.26	670	100.00	11.174	96.45
125,001 - 150,000	36	4,884,193.17	9.70	666	100.00	11.094	96.94
150,001 - 175,000	15	2,437,645.33	4.84	661	100.00	11.401	93.52
175,001 - 200,000	2	374,108.25	0.74	685	100.00	10.297	100.00
200,001 - 250,000	1	207,334.37	0.41	628	100.00	10.500	100.00
250,001 - 300,000	3	839,678.60	1.67	650	100.00	9.905	100.00
300,001 - 400,000	4	1,351,350.32	2.68	664	100.00	9.699	100.00
400,001 - 500,000	2	948,681.97	1.88	694	100.00	9.421	100.00
Total:	859	$50,344,657.48	100.00%	650	100.00%	11.273%	95.65%

Mimimum Remaining Balance: 14,955.89
Maximum Remaining Balance: 494,801.16
Average Remaining Balance: 58,608.45

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3. Fico Scores

Fico Scores	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
551 - 575	4	$224,941.59	0.45%	574	100.00%	12.037%	100.00%
576 - 600	255	9,156,293.47	18.19	589	100.00	11.656	99.70
601 - 625	143	7,116,534.03	14.14	615	100.00	11.747	95.16
626 - 650	184	11,184,674.63	22.22	637	100.00	11.475	95.28
651 - 675	111	9,360,345.52	18.59	661	100.00	11.079	94.30
676 - 700	60	5,156,938.94	10.24	686	100.00	10.549	98.00
701 - 725	48	4,206,569.01	8.36	712	100.00	10.748	95.87
726 - 750	19	1,546,098.75	3.07	738	100.00	10.787	74.25
751 - 775	23	1,747,584.42	3.47	765	100.00	10.999	100.00
776 - 800	12	644,677.13	1.28	785	100.00	10.754	87.14
Total:	859	$50,344,657.48	100.00%	650	100.00%	11.273%	95.65%

Minimum FICO: 572
Maximum FICO: 794
WA FICO: 650

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4. Original Term

Original Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
121 - 180	3	$158,285.93	0.31%	649	100.00%	10.497%	100.00%
181 - 240	1	49,732.97	0.10	590	100.00	9.990	100.00
301 - 360	855	50,136,638.59	99.59	650	100.00	11.276	95.63
Total:	859	$50,344,657.48	100.00%	650	100.00%	11.273%	95.65%

Minimum Original Term: 180
Maximum Original Term: 360
WA Original Term: 359

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5. Remaining Term

Remaining Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 180	3	$158,285.93	0.31%	649	100.00%	10.497%	100.00%
181 - 348	1	49,732.97	0.10	590	100.00	9.990	100.00
349 - 360	855	50,136,638.59	99.59	650	100.00	11.276	95.63
Total:	859	$50,344,657.48	100.00%	650	100.00%	11.273%	95.65%

Minimum Remaining Term: 177
Maximum Remaining Term: 359
WA Remaining Term: 357

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6. Property Type

Property Type	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Single Family	615	$35,079,421.71	69.68%	648	100.00%	11.351%	96.53%
PUD - Detached	98	5,582,638.19	11.09	635	100.00	11.070	93.12
Condo	83	5,176,227.52	10.28	657	100.00	11.023	89.65
2-4 Unit	30	2,854,687.33	5.67	690	100.00	11.203	100.00
PUD - Attached	33	1,651,682.72	3.28	650	100.00	11.205	96.82
Total:	859	$50,344,657.48	100.00%	650	100.00%	11.273%	95.65%

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7. Occupancy Status

Occupancy Status	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Primary Residence	821	$48,154,277.84	95.65%	649	100.00%	11.259%	100.00%
Second Home	38	2,190,379.65	4.35	671	100.00	11.563	0.00
Total:	859	$50,344,657.48	100.00%	650	100.00%	11.273%	95.65%

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8. Loan Purpose

Loan Purpose	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Purchase	705	$40,827,611.94	81.10%	653	100.00%	11.321%	95.52%
Refinance - Cashout	137	8,181,393.55	16.25	640	100.00	11.213	95.60
Refinance - Rate/Term	17	1,335,652.00	2.65	634	100.00	10.165	100.00
Total:	859	$50,344,657.48	100.00%	650	100.00%	11.273%	95.65%

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9. Original Loan to Value Ratio

Original Loan to Value Ratio	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
90.01 - 100.00	859	$50,344,657.48	100.00%	650	100.00%	11.273%	95.65%
Total:	859	$50,344,657.48	100.00%	650	100.00%	11.273%	95.65%

Minimum Loan-to-Value Ratio: 100.00
Maximum Loan-to-Value Ratio: 100.00
WA Loan-to-Value Ratio By Original Balance: 100.00

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10. Combined Loan To Value

Combined Loan To Value	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
95.01 - 100.00	859	$50,344,657.48	100.00%	650	100.00%	11.273%	95.65%
Total:	859	$50,344,657.48	100.00%	650	100.00%	11.273%	95.65%

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11. Geographic Distribution By Balance

Geographic Distribution By Balance	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
California	260	$23,673,605.33	47.02%	664	100.00%	11.447%	95.62%
Florida	59	3,098,258.27	6.15	643	100.00	11.498	84.99
New York	18	2,052,695.66	4.08	702	100.00	10.879	100.00
New Jersey	17	2,021,479.14	4.02	647	100.00	10.581	98.40
Texas	71	1,836,633.10	3.65	624	100.00	9.782	94.68
Illinois	31	1,472,861.81	2.93	628	100.00	11.925	100.00
Georgia	36	1,400,355.17	2.78	613	100.00	12.073	91.60
Arizona	29	1,289,646.11	2.56	637	100.00	11.165	85.57
Nevada	16	882,082.40	1.75	627	100.00	11.328	100.00
Colorado	19	829,388.01	1.65	622	100.00	11.754	100.00
Other	303	11,787,652.50	23.41	632	100.00	11.079	97.85
Total:	859	$50,344,657.48	100.00%	650	100.00%	11.273%	95.65%

Total Number Of Stated Represented:: 50

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12. Documentation

Documentation	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Stated Doc	337	$25,113,910.02	49.88%	673	100.00%	11.595%	94.07%
Full Doc - 2yr W2/Tax Returns	301	12,134,454.08	24.10	615	100.00	10.965	96.73
Full Doc - 1yr W2	134	6,533,234.16	12.98	634	100.00	11.069	97.01
Full Doc - 12 M BK STMTS	66	4,656,413.66	9.25	642	100.00	10.985	97.67
Limited Doc - 6 M BK STMTS	17	1,580,754.94	3.14	655	100.00	10.165	100.00
Full Doc - 24 M BK STMTS	4	325,890.62	0.65	604	100.00	11.475	100.00
Total:	859	$50,344,657.48	100.00%	650	100.00%	11.273%	95.65%

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13. Mortgage Rate

Mortgage Rate	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
7.501 - 8.000	4	$858,498.79	1.71%	669	100.00%	7.769%	100.00%
8.001 - 8.500	29	1,347,881.46	2.68	629	100.00	8.393	100.00
8.501 - 9.000	22	723,326.70	1.44	629	100.00	8.847	94.05
9.001 - 9.500	11	1,035,958.20	2.06	672	100.00	9.344	100.00
9.501 - 10.000	126	5,761,357.57	11.44	652	100.00	9.832	96.24
10.001 - 10.500	50	3,818,518.50	7.58	679	100.00	10.336	93.43
10.501 - 11.000	72	5,556,223.90	11.04	689	100.00	10.844	95.23
11.001 - 11.500	106	7,839,677.33	15.57	674	100.00	11.263	96.72
11.501 - 12.000	130	7,918,313.03	15.73	636	100.00	11.799	95.28
12.001 - 12.500	132	7,617,159.80	15.13	630	100.00	12.299	96.47
12.501 - 13.000	111	5,494,009.44	10.91	622	100.00	12.728	95.09
13.001 - 13.500	50	1,755,096.61	3.49	609	100.00	13.218	93.91
13.501 - 14.000	13	534,782.95	1.06	616	100.00	13.749	74.07
14.001 - 14.500	3	83,853.21	0.17	600	100.00	14.305	100.00
Total:	859	$50,344,657.48	100.00%	650	100.00%	11.273%	95.65%

Minimum Rate: 7.700
Maximum Rate: 14.400
WA Rate: 11.273

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14. Maximum Rate

Maximum Rate	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 0.000	835	$45,303,235.49	89.99%	648	100.00%	11.432%	95.17%
14.501 - 15.000	3	824,391.66	1.64	669	100.00	7.759	100.00
15.001 - 15.500	2	530,334.47	1.05	664	100.00	8.329	100.00
16.001 - 16.500	4	614,532.15	1.22	640	100.00	9.348	100.00
16.501 - 17.000	4	717,629.99	1.43	662	100.00	9.722	100.00
17.001 - 17.500	3	977,098.21	1.94	690	100.00	10.475	100.00
17.501 - 18.000	1	165,814.88	0.33	621	100.00	10.850	100.00
18.001 - 18.500	4	369,799.40	0.73	684	100.00	11.194	100.00
18.501 - 19.000	2	671,867.78	1.33	665	100.00	11.648	100.00
19.001 - 19.500	1	169,953.47	0.34	621	100.00	12.200	100.00
Total:	859	$50,344,657.48	100.00%	650	100.00%	11.273%	95.65%

Minimum Maximum Rate: 14.700
Maximum Maximum Rate: 19.200
WA Maximum Rate: 16.840

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15. Gross Margin

Gross Margin	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 0.000	835	$45,303,235.49	89.99%	648	100.00%	11.432%	95.17%
4.501 - 5.000	1	184,385.98	0.37	657	100.00	9.625	100.00
5.501 - 6.000	9	1,731,236.66	3.44	662	100.00	9.454	100.00
6.001 - 6.500	14	3,125,799.35	6.21	668	100.00	10.066	100.00
Total:	859	$50,344,657.48	100.00%	650	100.00%	11.273%	95.65%

Minimum Gross Margin: 5.000
Maximum Gross Margin: 6.300
WA Gross Margin: 6.065

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16. INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)

INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1.500	24	$5,041,422.00	100.00%	666	100.00%	9.840%	100.00%
Total:	24	$5,041,422.00	100.00%	666	100.00%	9.840%	100.00%

Min Initial Cap: 1.500%
Max Initial Cap: 1.500%
WA Initial Cap: 1.500%

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17. PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)

PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1.500	24	$5,041,422.00	100.00%	666	100.00%	9.840%	100.00%
Total:	24	$5,041,422.00	100.00%	666	100.00%	9.840%	100.00%

Min PERCAP: 1.500%
Max PERCAP: 1.500%
WA PERCAP: 1.500%

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18. Next Rate Adjustment Date

Next Rate Adjustment Date	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
0000-00	835	$45,303,235.49	89.99%	648	100.00%	11.432%	95.17%
2007-12	1	72,899.99	0.14	657	100.00	11.250	100.00
2008-01	4	669,451.60	1.33	644	100.00	10.243	100.00
2008-02	4	1,031,726.03	2.05	661	100.00	8.310	100.00
2008-03	14	3,082,958.40	6.12	672	100.00	10.244	100.00
2008-10	1	184,385.98	0.37	657	100.00	9.625	100.00
Total:	859	$50,344,657.48	100.00%	650	100.00%	11.273%	95.65%

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19. Original Number of Months to Expiration Of Prepayment Penalty Term

Original Number of Months to Expiration Of Prepayment Penalty Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
0	362	$17,839,829.41	35.44%	649	100.00%	11.533%	95.43%
12	12	1,367,928.80	2.72	689	100.00	11.193	93.67
24	358	23,852,497.52	47.38	650	100.00	11.179	96.36
36	127	7,284,401.75	14.47	645	100.00	10.955	94.22
Total:	859	$50,344,657.48	100.00%	650	100.00%	11.273%	95.65%

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20. Loan Type

Loan Type	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
2/28 ARM	14	$2,465,424.96	4.90%	667	100.00%	10.464%	100.00%
2/28 ARM- 40 Yr Amortization	9	2,391,611.05	4.75	665	100.00	9.213	100.00
3/27 ARM	1	184,385.98	0.37	657	100.00	9.625	100.00
BALLOON 40/30	2	150,082.62	0.30	636	100.00	9.588	100.00
Fixed - 15 Year	3	158,285.93	0.31	649	100.00	10.497	100.00
Fixed - 20 Year	1	49,732.97	0.10	590	100.00	9.990	100.00
Fixed - 30 Year	829	44,945,133.97	89.27	649	100.00	11.443	95.13
Total:	859	$50,344,657.48	100.00%	650	100.00%	11.273%	95.65%

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21. Credit Grade

Credit Grade	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
AA	841	$49,509,111.07	98.34%	650	100.00%	11.287%	95.66%
A+	18	835,546.41	1.66	637	100.00	10.411	94.79
Total:	859	$50,344,657.48	100.00%	650	100.00%	11.273%	95.65%

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22. Lien Position

Lien Position	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
First Lien	28	$5,408,857.22	10.74%	664	100.00%	9.796%	100.00%
Second Lien	831	44,935,800.27	89.26	648	100.00	11.450	95.13
Total:	859	$50,344,657.48	100.00%	650	100.00%	11.273%	95.65%

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23. DTI

DTI	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
0.01 - 5.00	1	$71,972.58	0.14%	593	100.00%	13.950%	100.00%
5.01 - 10.00	1	134,888.70	0.27	664	100.00	10.350	100.00
10.01 - 15.00	3	111,900.63	0.22	704	100.00	11.234	100.00
15.01 - 20.00	3	399,191.26	0.79	628	100.00	8.479	100.00
20.01 - 25.00	21	771,261.62	1.53	639	100.00	10.861	92.34
25.01 - 30.00	49	2,326,162.55	4.62	641	100.00	10.742	100.00
30.01 - 35.00	71	3,548,679.21	7.05	653	100.00	11.213	94.68
35.01 - 40.00	147	7,963,499.39	15.82	651	100.00	11.052	96.76
40.01 - 45.00	223	13,410,548.97	26.64	651	100.00	11.583	95.75
45.01 - 50.00	326	20,770,272.32	41.26	651	100.00	11.319	94.64
50.01 - 55.00	12	804,413.09	1.60	639	100.00	10.625	100.00
55.01 - 60.00	2	31,867.17	0.06	685	100.00	10.314	100.00
Total:	859	$50,344,657.48	100.00%	650	100.00%	11.273%	95.65%

Minimum: 2.32
Max DTI: 57.51
wa DTI: 42.06

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Credit Suisse
11 Madison Avenue
New York, New York 10010
www.credit-suisse.com
Apr 20, 2006 13:27

The depositor has filed a registration statement (including aprospectus) with the SEC for the offering to which this free writingprospectus relates. Before you invest, you should read the prospectus inthat registration statement and other documents the depositor has filedwith the SEC for more complete information about the depositor and thisoffering. You may get these documents for free by visiting EDGAR on theSEC Web site at www.sec.gov. Alternatively, the depositor, anyunderwriter or any dealer participating in the offering will arrange tosend you the prospectus if you request it by calling toll-free1-800-221-1037.This free writing prospectus is not required to contain all informationthat is required to be included in the base prospectus and theprospectus supplement. The information in this free writing prospectusis preliminary and is subject to completion or change. The informationin this free writing prospectus, if conveyed prior to the time of yourcommitment to purchase, supersedes information contained in any priorsimilar free writing prospectus relating to these securities.This free writing prospectus is being delivered to you solely to provideyou with information about the offering of the mortgage-backedsecurities referred to in this free writing prospectus and to solicit anindication of your interest in purchasing such securities, when, as andif issued. Any such indication of interest will not constitute acontractual commitment by you to purchase any of the securities. Youmay withdraw your indication of interest at any time.The information in this free writing prospectus may be based onpreliminary assumptions about the pool assets and the structure. Anysuch assumptions are subject to change. The information in this free writing prospectus may reflect parameters,metrics or scenarios specifically requested by you. If so, prior to thetime of your commitment to purchase, you should request updatedinformation based on any parameters, metrics or scenarios specificallyrequired by you. Neither the issuer of the securities nor any of its affiliates prepared,provided, approved or verified any statistical or numerical informationpresented in this free writing prospectus, although that information maybe based in part on loan level data provided by the issuer or itsaffiliates.